UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015 (May 12, 2015)

CLEAN COAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue (12th Floor), New York, NY		10017
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (646) 727-4847

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 . below) :

☐ Written communications pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act (17 CFR 240. l 4a- I 2)

☐ Pre-commencement communications pursuant to Ru le 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule I 3e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Clean Coal Technologies , Inc. (the "Company") entered into a promissory note (the "Note") with CCTC Acquisition Partners LLC, an entity affiliated with and managed by Black Diamond Financial Group LLC ("Lender"), for the principal amount of $500,000.  The Note is for a term of up to six months and has an interest rate of 1.2% per month .

The amounts borrowed under the Note will be used by the Company to recommence the fabrication of its demonstration plant based in Tulsa, Oklahoma ("Demonstration Plant"). The Note contemplates two additional advances by Lender to the Company of up to $500,000 for each advance, which are scheduled to occur on or before May 22, 2015 and June 1, 2015, respectively , subject to Lender's sole discretion to advance such funds to the Company (each an "Additional Advance"). In addition to the funds received from the Note to date, the Company anticipates that it will need approximately $1 ,000,000 in additional funding to complete the fabrication of the Demonstration Plant.

The amounts borrowed under this Note and the additional advances are contemplated to be part of an interim step in connection with completing a more comprehensive financing transaction between the Company and Lender (the "Additional Financing"). The Additional Financing is subject to the Company, on the one hand, and Lender and its affiliate, Black Diamond Financial Group LLC, on the other, completing definitive documentation that will provide for the Additional Financing. The Company and Lender committed to negotiation such documentation in good faith to conclude any such Additional Financing by June 15, 2015 ("Additional Financing Transaction Date").  There is no assurance that the Company and Lender will come to an agreement with respect to the Additional Financing or if the parties do come to such an agreement that the terms of such financing will be favorable to the Company.

The Note is convertible upon consummation of the Additional Financing with the then outstanding principal and accrued interest thereon automatically converting into new convertible notes ("New Notes") that will have an annual interest rate of 12% and such New Notes will be issued at 91% of par value or $910 per $1,000.00. The face amount ($1,000.00) of each New Note will be convertible into units of the Company which shall be comprised of (i) one common share of the Company and (ii) one three-year share purchase warrant for a common share at a strike price of $0.10 per share.

The amounts borrowed by the Company under the Note are secured with a first lien priority security interest in the Company 's equipment and its Demonstration Plant. As of the closing of the second Additional Advance, the Company will then grant to Lender a first priority security interest in and to the Company's intellectual property (the "IP Security Interest").  However, in the event that the Additional Financing transaction is not consummated for any reason, then the IP Security Interest granted to Lender shall be cancelled.

The outstanding principal and any accrued interest due under the Note may be accelerated by Lender to become due and payable by the Company upon an event of default occurring. An event of default will be deemed to have occurred if (i) the Company fails to make timely payments under the Note within five days of the due date, (ii) the Company fails to perform or observe material provisions of the Note and such failure continues for 15 days after written notice by Lender; or (iii) the Company makes an assignment for the benefit of a creditor, files a petition or makes an application to any tribunal for the appointment of a custodian, trustee, receiver or liquidator, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction ("Insolvency Proceeding"), or an involuntary petition or application is made relating to an Insolvency Proceeding.

In the event that the Company and Lender do not complete the Additional Financing by the Additional Financing Transaction Date due to the Company consummating a financing transaction with an unaffiliated third party ("Termination Event"), then Lender shall have the right to, upon written notice, accelerate the payment by the Company of the principal and accrued interest due under the Note ("Acceleration Payment"). Upon the occurrence of a Termination Event, the Company agreed to pay Lender $100,000.00 and to issue 1,000,000 fully paid common shares of the Company (the "Break-Up Fee"). The ability of Lender to receive the Break-Up Fee shall be contingent upon Lender satisfying each of the following (1) Lender satisfying its obligations under this Note and (2) Lender continuing to negotiate in good faith with the Company toward completing the Additional Financing. In the event that the Break-Up Fee is payable by the Company, then Lender shall have the right to require the cash portion of the Break-Up Fee to be paid with New Notes.

The offer and sale of the Note was made in reliance on the private offering exemption from registration afforded under Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D thereunder. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The summary of the terms of the Note in this Current Report on Form 8-K is qualified by reference to the Note, which is attached hereto as Exhibit 10.1 .

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 12, 2015, the Company entered into the Note with the Lender, which provided the Company with gross proceeds of $500,000. The Note is for a term of up to six months with an interest rate of 1.2% per month and is secured by a first priority security interest in the Company's equipment and the Demonstration Plant. The additional terms, conditions, and other provisions of the Note are described in Item 1.01 of this Current Report on Form 8-K and incorporated into this Item. In addition, the summary of the terms of the Note is qualified by reference to the Note, which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The Company entered into the Note with the Lender, which provided the Company with gross proceeds of $500,000. The Note is convertible upon consummation of the Additional Financing with the then outstanding principal and accrued interest thereon automatically converting into New Notes. The face amount ($1,000.00) of each New Note will then be convertible into units of the Company which shall be comprised of (i) one common share of the Company and (ii) one three-year share purchase warrant for a common share at a strike price of $0.10 per share. The additional terms, conditions, and other provisions of the Note are described in Item 1.01 of this Current Report on Form 8-K and incorporated into this Item.

The offer and sale of the Note was made in reliance on the private offering exemption from registration afforded under Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

10.1           Promissory Note, dated May 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: May 14, 2015

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Robin Eves
Robin Eves
Chief Executive Officer